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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                 ______________

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              MELLON CAPITAL I
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                           To Be Applied For
  (State of Incorporation                    (I.R.S. Employer
     or Organization)                       Identification No.)

        One Mellon Bank Center
            500 Grant Street
        Pittsburgh, Pennsylvania                   15258
(Address of Principal Executive Offices)         (Zip Code)


If this form relates to      If this form relates to the registration of a
the registration of a        class of debt securities and is to become
class of debt securities     effective simultaneously with the effectiveness
and is effective upon        of a concurrent registration statement under the
filing pursuant to           Securities Act of 1933 pursuant to General
General Instruction          Instruction A(c)(2) please check the following
A(c)(1) please check the     box.    [ ]
following box.  [ ]


Securities to be registered pursuant to Section 12(g) of the Act:

7.72% Capital Securities, Series A, of Mellon Capital I
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Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

          On December 10, 1996, Mellon Capital I, a Delaware statutory business trust, issued 500,000 of its 7.72% Capital Securities, Series A (the "Series A Capital Securities"), which represent beneficial interests in Mellon Capital I, in a public offering registered under the Securities Act of 1933, as amended (Registration Statement No. 333-15269, 333-15269-01, 333-15269-02 and 333-15269-
03). The sole asset of Mellon Capital I is $515,464,000 in aggregate principal amount of the 7.72% Junior Subordinated Deferrable Interest Debentures, Series A, of Mellon Bank Corporation (the "Series A Subordinated Debentures"). In addition, pursuant to the Guarantee Agreement and the Agreement Regarding Expenses and Liabilities referred to below relating to Mellon Capital I, Mellon Bank Corporation has guaranteed the obligations of Mellon Capital I under the Series A Capital Securities (the "Series A Guarantee"). The particular terms of the Series A Capital Securities are described in the final prospectus relating to the Series A Capital Securities, the Series A Subordinated Debentures and the Series A Guarantee, which was filed via EDGAR with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, on December 5, 1996, and is incorporated by reference into this registration statement.


Item 2.    Exhibits.
           ---------

                The following exhibits are filed herewith:

Exhibit
Number          Description
-------         --------------------------------------------------------------
  1.1           Underwriting Agreement, dated December 3, 1996, among Mellon
                Capital I, Mellon Capital II, Mellon Capital III, Mellon Bank
                Corporation and Goldman, Sachs & Co., as representatives of the underwriters.

  1.2 Pricing Agreement, dated December 3, 1996, among Mellon Capital I, Mellon Bank Corporation and Goldman, Sachs & Co., as representatives of the underwriters.

  4.1 Junior Subordinated Indenture, dated as of December 3, 1996, between Mellon Bank Corporation and The Chase Manhattan Bank, as Debenture Trustee.

  4.2 Certificate Representing the 7.72% Junior Subordinated Deferrable Interest Debentures, Series A, of Mellon Bank Corporation.

  4.3 Amended and Restated Trust Agreement, dated as of December 3, 1996, of Mellon Capital I, among Mellon Bank Corporation, as Depositor, The Chase Manhattan Bank, as Property Trustee, Chase Manhattan Bank Delaware, as Delaware Trustee, and the Administrative Trustees named therein.

  4.4 Certificate Representing the 7.72% Capital Securities, Series A, of Mellon Capital I.

  4.5 Guarantee Agreement, dated as of December 3, 1996, between Mellon Bank Corporation, as Guarantor, and The Chase Manhattan Bank, as Guarantee Trustee.

  4.6 Agreement as to Expenses and Liabilities, dated as of December 3, 1996, between Mellon Bank Corporation, as the holder of the Common Securities of Mellon Capital I, and Mellon Capital I.


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                              SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                              MELLON CAPITAL I


Date: April 17, 1997          By: /s/ Michael K. Hughey
                              -------------------------
                                  Michael K. Hughey
                                Administrative Trustee

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                              EXHIBIT INDEX


-------         -------------------------    ---------------------------------
Exhibit
Number                  Description                   Method of Filing

  1.1           Underwriting Agreement,      Incorporated by reference to
                dated December 3, 1996,      Mellon Bank Corporation's Current
                among Mellon Capital I,      Report on Form 8-K dated December
                Mellon Capital II, Mellon    3, 1996.
                Capital III, Mellon Bank
                Corporation and Goldman,
                Sachs & Co., as
                representatives of the
                underwriters.

  1.2           Pricing Agreement, dated     Incorporated by reference to
                December 3, 1996, among      Mellon Bank Corporation's Current
                Mellon Capital II, Mellon    Report on Form 8-K dated December
                Bank Corporation and         3, 1996.
                Goldman, Sachs & Co., as
                representatives of the
                underwriters.

  4.1           Junior Subordinated          Incorporated by reference to
                Indenture, dated as of       Mellon Bank Corporation's Current
                December 3, 1996, between    Report on Form 8-K dated December
                Mellon Bank Corporation      3, 1996.
                and The Chase Manhattan
                Bank, as Debenture Trustee.

  4.2           Certificate Representing     Incorporated by reference to
                the 7.72% Junior             Mellon Bank Corporation's Current
                Subordinated Deferrable      Report on Form 8-K dated December
                Interest Debentures,         3, 1996.
                Series A, of Mellon Bank
                Corporation.

  4.3           Amended and Restated Trust   Incorporated by reference to
                Agreement, dated as of       Mellon Bank Corporation's Current
                December 3, 1996, of         Report on Form 8-K dated December
                Mellon Capital I, among      3, 1996.
                Mellon Bank Corporation,
                as Depositor, The Chase
                Manhattan Bank, as
                Property Trustee, Chase
                Manhattan Bank Delaware,
                as Delaware Trustee, and
                the Administrative
                Trustees named therein.

  4.4           Certificate Representing     Incorporated by reference to
                the 7.72% Capital            Mellon Bank Corporation's Current
                Securities, Series A, of     Report on Form 8-K dated December
                Mellon Capital I.            3, 1996.

  4.5           Guarantee Agreement, dated   Incorporated by reference to
                as of December 3, 1996,      Mellon Bank Corporation's Current
                between Mellon Bank          Report on Form 8-K dated December
                Corporation, as Guarantor,   3, 1996.
                and The Chase Manhattan
                Bank, as Guarantee Trustee.

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-------         -------------------------    ---------------------------------
Exhibit
Number                  Description                   Method of Filing

  4.6           Agreement as to Expenses     Incorporated by reference to
                and Liabilities, dated as    Mellon Bank Corporation's Current
                of December 3, 1996,         Report on Form 8-K dated December
                between Mellon Bank          3, 1996.
                Corporation, as the holder
                of the Common Securities
                of Mellon Capital I, and
                Mellon Capital I.


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